Exhibit 10.41

FIRST AMENDMENT

TO THE

CARAUSTAR INDUSTRIES, INC. EMPLOYEES’ SAVINGS PLAN

(As Amended and Restated Effective January 1, 2008)

Pursuant to Section 9.1 of the Caraustar Industries, Inc. Employees’ Savings Plan, as amended and restated effective January 1, 2008 (the “Plan”), Caraustar Industries, Inc. (the “Company”) does hereby amend the Plan in the following respects:

The Company wishes to incorporate language required by the final regulations under Section 415 of the Internal Revenue Code of 1986 (the “Code”).

THEREFORE:

1. Effective as of January 1, 2008, this 415 Appendix is added to and made an integral part of the Plan document:

415 APPENDIX TO

CARAUSTAR INDUSTRIES, INC. EMPLOYEES’ SAVINGS PLAN

A.1. Applicability of Appendix. This Appendix is effective for Plan Years and Limitation Years beginning on or after January 1, 2008.

A.2. Supersession of Inconsistent Provisions. This Appendix supersedes any inconsistent provisions of the Plan.

A.3 Definition of Compensation for Code Section 415. For purposes of this Appendix, the definition of Compensation for purposes of Code Section 415 (referred to in this Appendix as “415 Compensation”) shall be adjusted for the following types of compensation paid after a Participant’s severance from employment with the Employer maintaining the Plan (or any other entity that is treated as the Employer pursuant to Code Section 414(b), (c), (m) or (o)); provided, however, that amounts paid after a Participant’s severance from employment may only be included in a Participant’s 415 Compensation to the extent such amounts are paid by the later of 2-1/2 months after severance from employment or by the end of the limitation year that includes the date of such severance from employment.

(a) Post-Severance Compensation Included in 415 Compensation. 415 Compensation shall include regular pay after severance of employment from the Employer if:

(1) The payment is regular compensation for services during the Participant’s regular working hours, or compensation for services outside the participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2) The payment would have been paid to the Participant prior to a severance from employment if the Participant had continued in employment with the Employer.

(b) Post-Severance Compensation Excluded From 415 Compensation. Except as provided in subsection (a) above, all other types of compensation paid to the Participant after the Participant’s severance from employment with the Employer shall be excluded from the Participant’s 415 Compensation. In particular, the following types of post-severance compensation payments shall be excluded:

(1) Cashout payments for unused accrued sick, vacation, or other leave;

(2) Payments from a nonqualified unfunded deferred compensation plan;

(3) Payments to an individual who does not currently perform services for the Employer by reason of qualified military service (as that term is used in Code Section 414(u)(1)); and

(4) Payments to a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)).

A.4 Administrative delays. 415 Compensation for a Limitation Year shall not include amounts earned but not paid during the Limitation Year solely because of the timing of pay periods and pay dates; provided, however, 415 Compensation for a Limitation Year shall include such amounts if (i) the amounts are paid during the first few weeks of the next limitation year, (ii) the amounts are included on a uniform and consistent basis with respect to all similarly situated Participants, and (iii) no compensation is included in more than one (1) Limitation Year.

A.5 Definition of Annual Additions. The Plan’s definition of “Annual Additions” is modified to exclude: (i) the direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (ii) Rollover Contributions into this Plan (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (iii) repayments of loans made to a Participant from the Plan; and (iv) repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.

A.6 Compensation for Purposes of Allocations. Compensation for purposes of allocations (hereinafter referred to in this Appendix as “Plan Compensation”) shall be adjusted in the same manner as 415 Compensation pursuant to Sections A.3 and A.4 above, except in applying those Sections, the term “Limitation Year” shall be replaced with the term “Plan Year” and the term “415 Compensation” shall be replaced with the term “Plan Compensation.”

A.7 Limitation on Salary Reduction Contributions. Notwithstanding anything in this Appendix to the contrary, Participants may not make Income Deferral Contributions with respect to amounts that are not 415 Compensation. However, for this purpose, 415 Compensation is not limited to the annual compensation limit of Code Section 401(a)(17).

IN WITNESS WHEREOF, Caraustar Industries, Inc. has caused this Amendment to be executed by its officers, this 23rd day of December, 2008.

CARAUSTAR INDUSTRIES, INC.

By:	/s/ Barry A. Smedstad
Barry A. Smedstad
Title:	Vice President, Human Resources

ATTEST:

/s/ Marinan R. Mays
Marinan R. Mays

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